Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ferrellgas Partners, L.P. of:
•	our reports dated October 9, 2006, relating to the consolidated financial statements and financial statement schedules of Ferrellgas Partners, L.P. and Ferrellgas, L.P., and management’s reports on the effectiveness of internal control over financial reporting and the financial statements of Ferrellgas Partners Finance Corp. and Ferrellgas Finance Corp. appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the year ended July 31, 2006; and

•	our report dated November 4, 2005, relating to the consolidated financial statements of Ferrellgas, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), appearing in the Current Report on Form 8-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. dated December 7, 2005.
We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
October 12, 2006
Exhibit 23.1